UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2020

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

The following information provides a summary of the events leading up to the resignation of Tobias Welo (“Mr. Welo”) from the Board of Directors (“Board”) of Taronis Fuels, Inc. (the “Company”) and Mary Pat Thompson’s resignation from her various roles with the Company. The Company is providing this summary of events in order to provide context for the disclosures it is required to make pursuant to Item 5.02 of Form 8-K.

On December 15, 2020, a majority of the independent Board met informally to discuss information it had received concerning potential breaches of confidentiality and fiduciary duties by Mary Pat Thompson (“Ms. Thompson”), the Company’s Chief Financial Officer, Treasurer and director. Upon review of the information the present Board members opted to take the information under further advisement and reconvene on the matter later in the week.

On the morning of December 16, 2020, Mr. Welo, a Company director, introduced and requested that the Board interview a potential strategic consultant for a role with the Company. The consultant was a former employee at a large mutual fund and was previously employed as a chemicals and industrial gas analyst. During the interview the consultant explored a variety of operational topics, including the potential closure of a number of the Company’s retail locations. The consultant represented that he had an extensive network of senior management relationships at Air Liquide and Linde, two direct competitors of the Company. The consultant strongly endorsed a business model similar to the two aforementioned competitors, deemphasizing further investments in the Company’s proprietary technology platform and any non-domestic commercial endeavors. Mr. Welo and Ms. Thompson were highly supportive of the consultant’s recommendations. Other members of the Board and senior management expressed their concerns about the consultant’s recommendations due to the great strides the Company has made and became increasingly curious about the motivations behind such a drastic and abrupt deviation from the Company’s business model. After the call, senior management and some of the directors questioned how the consultant came into possession of such detailed information about the Company’s retail business operations.

On December 17, 2020, a special meeting of the Board was convened for the purpose of receiving a management update regarding Company’s strong retail operations and plans for continued growth. The meeting included a discussion regarding management’s plan to conduct a stock offering in connection with its proposed up-listing to the NYSE American exchange. The Board was notified that a resolution would be circulated to the Board later that day to approve the filing of an S-1 Registration Statement. Immediately following the special meeting, the unanimous consent resolution was circulated to the Board, along with a copy of the S-1 Registration Statement.

Later that day, Mr. Welo along with an attorney began contacting the independent members of the Board one-on-one (without the opportunity to have their counsel present) and made certain unsubstantiated and potentially slanderous allegations against senior management. Mr. Welo and his attorney told the independent directors he and Ms. Thompson would be calling for a special meeting whereat they would be putting forth a motion for the immediate removal of senior management. He stated that if the independent directors did not vote in favor of his motion, he and Ms. Thompson would make a “noisy” and “loud” exit and resign from the Board. Mr. Welo left some of the directors with the impression that if they sided with his proposal to remove senior management no adverse action would be taken against them personally.

On the afternoon of December 17, 2020, Mr. Welo and Ms. Thompson provided written notice to the Board that they were convening a special meeting to discuss the management of the Company. They intentionally excluded the Company’s in-house counsel and board secretary from the notice, but did copy their personal attorney.

On the morning of December 18, 2020, the independent directors, excluding Mr. Welo, determined that information concerning breaches of fiduciary duties by Ms. Thompson were credible and that immediate efforts should be taken to protect the Company’s confidential information. Rather than terminating Ms. Thompson for cause, the Company opted to suspend her as the Company’s Chief Financial Officer and Treasurer, due to her potential breaches of her duties of loyalty and confidentiality to the Company, pending the outcome of further investigation into the matter. Mr. Welo, who was also suspected of breaching his duties was provided written notice of his alleged breach and reminded of his continued duties to the Company going forward.

Later that day, a dispute arose with Mr. Welo and Ms. Thompson on the one hand and the remaining members of the Board on the other hand, regarding the use of Mr. Welo’s attorney’s conference line for the special meeting and their personal attorney’s requested presence on the Board call. The Chairman of the Board circulated a secure Company conference line and gave explicit instructions that the special meeting was to be held on such line. This was done in an effort to preserve confidentiality and attorney client privilege, which would have been waived by the presence of Mr. Welo and Ms. Thompson’s attorney.

On the afternoon of December 18, 2020, the special meeting called by Mr. Welo and Ms. Thompson was convened with full quorum present. The Chairman acknowledged allegations shared by Mr. Welo and Ms. Thompson immediately prior to the meeting and noted that procedure dictated that a special committee of the Board be formed to review all facts and evidence before making a determination regarding the allegations brought against senior management, and similarly, Mr. Welo and Ms. Thompson; any vote without a full and thorough investigation was deemed inappropriate. The Chairman then put forth a motion proposing to form a special committee to investigate the allegations against Ms. Thompson and Mr. Welo and the allegations they made against senior management. The motion was approved with Ms. Thompson and Mr. Welo refusing to participate in the vote.

By separate letters dated December 20, 2020, Ms. Thompson and Mr. Welo informed the Board that they were resigning from the Board, effective immediately, as result of the Board response to the allegations they conveyed. Mr. Welo and Ms. Thompson again made unsubstantiated slanderous comments about senior management and the remaining members of the Board in their resignation letters. Senior management has disputed all of the allegations made by Ms. Thompson and Mr. Welo.

The Board, in good faith, has formed the special committee and has engaged outside counsel to conduct an independent investigation on behalf of the committee. Senior management has committed to full cooperation with the investigation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2020, Mary Pat Thompson, the Company’s Chief Financial Officer, Treasurer, and a member of the Company’s board of directors (the “Board”), was suspended indefinitely from her positions as Chief Financial Officer and Treasurer pending the resolution of a currently ongoing investigation into multiple alleged breaches of her fiduciary duties to the Company and its stockholders and violations of her obligations as an officer and director of the Company. In addition, Tobias W. Welo, an independent director, was provided with written notice by the Company of concerns regarding potential breaches of his fiduciary duties to the Company and its stockholders.

Following the suspension of Ms. Thompson as the Company’s Chief Financial Officer and Treasurer, on December 18, 2020 at a special meeting of the Board, the Board appointed Scott Mahoney, the Company’s Chief Executive Officer and a member of the Board, to serve as the Company’s interim Chief Financial Officer and Treasurer. Mr. Mahoney is expected to serve until the Company completes a search for a permanent replacement and appoints a new Chief Financial Officer and Treasurer.

By separate letters dated December 20, 2020 (the “Resignation Letters”), Ms. Thompson informed the Board that she was resigning from her various roles with the Company, and Mr. Welo informed the Board that he was resigning from the Board, effective immediately, as result of the Board’s response to the allegations Ms. Thompson and Mr. Welo conveyed and as a result of their disagreement with the policies, practices and procedures of the Company.

Copies of Ms. Thompson’s and Mr. Welo’s Resignation Letters are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 7.01 Regulation FD Disclosure.

The information contained in the Explanatory Note above is incorporated by reference herein to this Item 7.01.

The information contained in this Item 7.01 or otherwise incorporated by reference herein, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Resignation Letter, dated December 20, 2020
99.2	Resignation Letter, dated December 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2020	TARONIS FUELS, INC.

	By:	/s/ Scott Mahoney
	Name:	Scott Mahoney
	Title:	Chief Executive Officer & Interim Chief Financial Officer